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Exhibit 4.1

EXHIBIT A TO
SUPPLEMENTAL INDENTURE NO. 10

(FORM OF FACE OF SENIOR NOTE DUE NOVEMBER 1, 2014)

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        THIS SENIOR NOTE IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE OF DTC. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SENIOR NOTES IN CERTIFICATED FORM IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC, OR BY A NOMINEE OF DTC TO ANOTHER NOMINEE OF DTC, OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

PROTECTIVE LIFE CORPORATION
4.875% Senior Note due November 1, 2014

No. 1	$150,000,000 CUSIP: 743674 AT 0

        Protective Life Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture (as defined on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $150,000,000 (One Hundred Fifty Million Dollars) on November 1, 2014, and to pay interest thereon from October 21, 2004, or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Interest shall be payable on the Company's 4.875% Senior Note due November 1, 2014 ("Series 2004 Note") semi-annually on May 1 and November1 of each year (each an "Interest Payment Date"), commencing on May 1, 2005 at the rate of 4.875% per annum, until the principal hereof is paid or made available for payment; PROVIDED that any such installment of interest which is overdue shall bear interest at the rate of 4.875% per annum (to the extent that the payment of such interest shall be legally enforceable) from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The amount of interest payable on any Interest Payment Date shall be computed on the basis of twelve 30-day months and a 360-day year and, for any period that is shorter than a full calendar month, will be calculated on the basis of the actual number of days elapsed in such period. In the event that any date on which interest is payable on this Series 2004 Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect to any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest so payable on any Interest Payment Date which is punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Series 2004 Note is registered at the close of business on the Regular Record Date for such Interest Payment Date, which shall be April 15 or October 15, as the case may be, preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Person in whose name this Series 2004 Note is registered on the relevant Regular Record Date, and such defaulted interest shall instead be payable to the Person in whose name this Series 2004 Note is registered on the Special Record Date or other specified date determined in accordance with the Indenture and Supplemental Indenture No. 10, referred to on the reverse hereof.

        Payment of the principal of and interest on this Series 2004 Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be the Corporate Trust Office of the Trustee), in same day funds by wire transfer to an account maintained by the Person entitled thereto as specified in the Register of Holders of the Series 2004 Notes, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

        Reference is hereby made to the further provisions of this Series 2004 Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Series 2004 Note shall not be entitled to any benefit under the Indenture and Supplemental Indenture No. 10 referred to on the reverse hereof or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, Protective Life Corporation has caused this instrument to be executed under its corporate seal.

Dated: October 21, 2004 (Corporate Seal)	PROTECTIVE LIFE CORPORATION
	By:	Allen W. Ritchie Executive Vice President and Chief Financial Officer
	By:	Richard J. Bielen Senior Vice President and Chief Investment Officer

This is one of the Securities of the series described in the within-mentioned Indenture.

Dated: October 21, 2004
THE BANK OF NEW YORK, as Trustee
	By:	THE BANK OF NEW YORK TRUST COMPANY, N.A., as Agent
	By:	Authorized Signatory

(FORM OF REVERSE OF SERIES 2004 NOTE)

        This Series 2004 Note is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under a Senior Indenture, dated as of June 1, 1994 (herein, together with all indentures supplemental thereto, including Supplemental Indenture No. 10, dated as of October 21, 2004, called the "Indenture"), from the Company to The Bank of New York (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $150,000,000 or such higher principal amount as shall be outstanding as a result of the issuance of Additional Notes (as defined herein), and is issued pursuant to Supplemental Indenture No. 10, dated as of October 21, 2004 from the Company to the Trustee, relating to the securities of this series (herein called "Supplemental Indenture No. 10"). Notwithstanding the foregoing, the Company shall, without the consent of the holders of the initial Series 2004 Notes, be entitled to issue additional Series 2004 Notes (the "Additional Notes") under this Supplemental Indenture No. 10 which shall have substantially identical terms to the initial Series 2004 Notes, other than the respect to the date of issuance, issue price and amount of interest payable on the first interest payment date applicable thereto. The initial Series 2004 Notes and any Additional Notes shall be treated as a single class for all purposes under Supplemental Indenture No. 10.

        The Company shall have no obligation to redeem or purchase the Securities pursuant to any sinking fund.

        Redemption Right at Company's Option.    The Company has the right to redeem the Series 2004 Notes at its sole option, in whole or in part, at any time prior to November 1, 2014 at the Redemption Price (as defined below), together with accrued but unpaid interest on the principal amount to be redeemed to the redemption date, subject to the terms and conditions set forth in the Indenture.

        The "Redemption Price" as to any date of redemption shall be equal to the greater of (i) 100% of the principal amount of the Series 2004 Notes to be redeemed on such redemption date and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Series 2004 Notes to be redeemed on such redemption date (not including any portion of such payments of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) calculated as of the third Business Day immediately preceding the applicable redemption date (the "Calculation Date") plus 20 basis points. The Company shall give the Trustee notice of the amount of the applicable Redemption Price promptly after the calculation thereof, and the Trustee shall have no responsibility for such calculation.

        The "Treasury Rate" with respect to any Calculation Date shall be (i) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (as defined below); provided that if no maturity is within three months before or after the Remaining Life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month; or (ii) if such release (or any successor release) is not published during the week preceding the Calculation Date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Calculation Date.

        "Calculation Agent" means one of the reference treasury dealers (as defined below) appointed by the Senior Trustee after consultation with the Company, or if that firm is unwilling or unable to select the Comparable Treasury Issue, an investment banking institution of national standing appointed by the Trustee after consultation with the Company.

        "Comparable Treasury Issue" means the U.S. Treasury security selected by the Calculation Agent as having a maturity comparable to the remaining term ("Remaining Life") of the Series 2004 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Series 2004 Notes.

        "Comparable Treasury Price" means (1) the average of five Reference Treasury Dealer Quotations (as defined below) for such Calculation Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Calculation Agent obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer (as defined below) and any Calculation Date, the average, as determined by the Calculation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Calculation Agent at 5:00 p.m., New York City time, on the Calculation Date.

        "Reference Treasury Dealer" means each of Merrill, Lynch, Pierce, Fenner & Smith Incorporated and at least one other primary U.S. Government securities dealer in New York City selected by Wachovia Capital Markets, LLC, and their respective successors; provided that, if any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute another Primary Treasury Dealer.

        Selection of Series 2004 Notes to be Redeemed.    If less than all the Series 2004 Notes are to be redeemed, the Trustee shall select the Series 2004 Notes to be redeemed by lot or by any other method the Trustee shall deem fair and reasonable. The Trustee shall make the selection not more than 60 days before the redemption date from Series 2004 Notes then outstanding that have not been previously called for redemption. The Trustee shall promptly notify the Company in writing of the Series 2004 Notes selected for redemption and, in the case of any Series 2004 Note selected for partial purchase or redemption, the principal amount thereof to be purchased or redeemed. The Trustee may select for redemption portions of the principal of Series 2004 Notes that have denominations larger than $1,000. Series 2004 Notes and portions of Series 2004 Notes that the Trustee selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Series 2004 Notes called for redemption also apply to portions of Series 2004 Notes called for redemption.

        Events of Default.    The Indenture contains provisions for defeasance at any time of the indebtedness on this Security or of certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

        If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the

Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security. No reference herein to the Indenture or to Supplemental Indenture No. 10 and no provision of this Security or of the Indenture or of Supplemental Indenture No. 10 shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Security at the times, place and rate, and in the coin or currency, herein prescribed.

        Transfer or Exchange of Series 2004 Notes.    As provided in the Indenture and subject to certain limitations as set forth therein and in Supplemental Indenture No. 10, the transfer of this Security is registrable on the Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not the Security be overdue, and neither the Company, the Trustee nor any such agent of the Company or the Trustee shall be affected by notice to the contrary.

        THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

        All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SCHEDULE OF REDEMPTIONS

        The following redemptions of interests in this Global Note have been made:

Date of Redemption	Amount of Decrease in Principal Amount of this Global Note	Principal Amount of the Global Note Following Such Decrease	Signature of Authorized Officer of Trustee

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  Exhibit 4.1
EXHIBIT A TO SUPPLEMENTAL INDENTURE NO. 10 (FORM OF FACE OF SENIOR NOTE DUE NOVEMBER 1, 2014)
PROTECTIVE LIFE CORPORATION 4.875% Senior Note due November 1, 2014
(FORM OF REVERSE OF SERIES 2004 NOTE)
SCHEDULE OF REDEMPTIONS